LOAN AGREEMENT


         LOAN AGREEMENT entered into as of December 8, 1999, between JENNIFER CONVERTIBLES, INC., a Delaware corporation ("JCI"), and KLAUSSNER FURNITURE INDUSTRIES, INC., a North Carolina corporation (the "Lender").

         1. LOAN TERMS.

                  1.1 THE LOANS. Subject to the terms and conditions of this Loan Agreement and provided no default then exists under any Loan previously made pursuant to this Agreement or under any other agreement between JCI and Lender, Lender agrees that it will advance to each subsidiary of JCI operating a "New Store" (a "Borrower") a loan in the aggregate principal amount of $150,000 (each, a "Loan") on a date (the "Funding Date") occurring within three business days following the date JCI gives notice that it has opened a "New Store," which shall mean a retail furniture store the location of which and the plans and specifications for which have been approved by Lender in its sole discretion. Each such Loan shall be made against delivery by the Borrower of a Note (as defined below). The parties acknowledge and agree that JCI may open new furniture stores which it chooses, in its sole discretion, to fund otherwise than under this Loan Agreement and that such new stores shall not be deemed "New Stores" hereunder.

                  1.2 PURPOSE OF EACH LOAN. JCI agrees to cause the Borrower to use the proceeds received from each Loan to open and fund one New Store at the location and in accordance with the plans and specifications approved by Lender with respect to such New Store.

                  1.3 MATURITY. Each Borrower will agree to repay, on the date corresponding to three calendar years subsequent to the Funding Date of its Loan (the "Maturity Date"), the principal amount of the Loan outstanding in accordance with the promissory note of the Borrower (each, a "Note") in substantially the form attached hereto as Exhibit A, payable to the order of the Lender and bearing interest at the prevailing London Interbank offered rate ("LIBOR") for three-month loans as in effect from time to time, plus 3%. If any Maturity Date falls on a day which is not a Business Day, the payment due on such Maturity Date will be paid on the next succeeding Business Date with the same force and effect as if made on such Maturity Date and no interest shall accrue with respect to such payment for the period from and after such Maturity Date.

                  1.4 GUARANTY. JCI shall guaranty the payment of each Loan pursuant to a Guaranty in the form of Exhibit B hereto.

                  1.5 PREPAYMENT OPTION. Each Borrower shall be entitled to prepay the outstanding principal amount of its Loan, in whole or in part, without penalty.

                  1.6 ADDITIONAL CONSIDERATION BY BORROWER FOR THE LOANS. Both JCI and Lender acknowledge that JCI, its subsidiaries and affiliates (the "Jennifer Group") currently purchase furniture from Lender regularly and in the ordinary course of business to satisfy customer sales orders not originating out of New Stores. As additional consideration for the Lender advancing each Loan to the Borrowers, JCI agrees to pay (or cause to be paid), for furniture purchased by the Jennifer Group from Lender to satisfy customer sales originating out of each New Store, an additional 3% (the "Premium") above the normal, regular and customary cost, net of all discounts and rebates, that the Jennifer Group pays Lender for the same furniture purchased to satisfy customer sales orders NOT originating out of a New Store. All other payment terms relating to furniture purchased from Lender for sale in each New Store shall be consistent with the then current course of dealing between the Jennifer Group and Lender as to the sales originating from furniture stores which are not New Stores. In addition, once Borrower has repaid to Lender the aggregate principal amount of the Loan as to a New Store and all interest due and payable thereon, the Premium as to furniture purchased to satisfy customer orders originating out of such New Store shall drop to 2% for 10 years following such payment in full. After such 10-year period, JCI shall not be obligated to pay any Premium. So long as any Borrower is obligated to pay a Premium, JCI shall furnish to Lender a monthly report by Borrower of New Store purchases in respect of which Lender is entitled to the Premium. Such report shall be furnished by the 15th business day after JCI closes its books for the month which is the subject of such report.

                  1.7 MAXIMUM AMOUNT OF LOANS. In no event shall the principal amount of all Loans made by the Lender hereunder exceed $1.5 million in the aggregate (10 New Stores).

                  1.8 JOINDER AND GUARANTY. As a condition to any Loan under this Agreement, the Borrower shall become a party to the Credit and Security Agreement dated as of March 1, 1996, among the Jennifer Group and Lender and guarantee the Obligations of the Jennifer Group thereunder and, for that purpose, will execute such joinder agreements and guaranties as Lender may reasonably request.

2.       METHOD OF PAYMENTS.

                  (a) All payments to Lender hereunder and under each Note shall be payable in lawful money of the United States of America and in immediately available funds not later than 11:00 A.M. (New York City time) on the date when due at Lender's executive office in Asheboro, North Carolina, or at such other place as Lender may, from time to time, designate in writing to Borrower.

                  (b) Amounts advanced to Borrower under this Loan Agreement shall be paid by wire transfer to JCI on behalf of Borrower in immediately available funds no later than 12:00 P.M. (New York City time) on the Funding Date to such account or bank as may be designated by JCI or Borrower.

3.       MISCELLANEOUS.

                  3.1 NO THIRD-PARTY BENEFICIARIES. This Loan Agreement is for the sole benefit of the parties hereto, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto, any legal or equitable rights hereunder.

                  3.2 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mail, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                    (a) If the Lender,

                           Klaussner Furniture Industries, Inc.
                           405 Lewallen Road
                           Asheboro, North Carolina 27203
                           Telecopy No. 336-625-5372
                           Attention: Robert C. Shaffner

                           with a copy to:

                           Schell Bray Aycock Abel & Livingston P.L.L.C. 1500 Renaissance Plaza, P. O. Box 21847 Greensboro, North Carolina 27420
                           Telecopy No. 336-370-8830
                           Attention: Michael R. Abel, Esq.

                    (b) If to JCI or a Borrower,

                           Jennifer Convertibles, Inc.
                           419 Crossways Park Drive
                           Woodbury, New York 11797
                           Telecopy No.: 516-496-0008
                           Attention: Harley J. Greenfield

                        with a copy to:

                           Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                           551 Fifth Avenue
                           New York, New York 10176
                           Telecopy No.: 212-697-6686
                           Attention: Kenneth R. Koch, Esq.

or such other address as any party may from time to time specify by written notice to the other parties hereto.

                  3.3 COUNTERPARTS. This Loan Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  3.4 GOVERNING LAW. This Loan Agreement shall be governed and construed in accordance with the internal laws of the State of North Carolina applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  3.5 NO PARTNERSHIP, ETC. Nothing herein shall be construed to create a partnership, joint venture, franchise or agency between the parties with respect to any New Store. Neither party shall have authority to enter into agreements of any kind on behalf of the other or to obligate the other in any manner to any third party.

                  3.6 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Loans for New Stores and supersedes any and all prior agreements, oral or written, with respect thereto.

                  3.7 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors. This Agreement is not assignable, by operation of law or otherwise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                       KLAUSSNER FURNITURE INDUSTRIES, INC.



                                       By: /s/ ROBERT C. SHAFFNER
                                          --------------------------------------
                                          Name:  Robert C. Shaffner
                                          Title: Senior Vice President and
                                                 Chief Financial Officer



                                       JENNIFER CONVERTIBLES, INC.

                                       By: /s/ HARLEY J. GREENFIELD
                                          --------------------------------------
                                          Name:  Harley J. Greenfield
                                          Title: Chief Executive Officer

                                    EXHIBIT A


                                 PROMISSORY NOTE


$150,000                                                      New York, New York
                                                      Date: As of [            ]



         FOR VALUE RECEIVED, [JENNIFER SUB], a corporation (the Borrower), promises to pay to the order of Klaussner Furniture Industries, Inc., a North Carolina corporation (the "Payee"), pursuant to the terms of the Loan Agreement between Jennifer Convertibles, Inc., a Delaware corporation, and the Payee dated as of [ ], 1999 (the "Loan Agreement"), at its executive office in Asheboro, North Carolina, or at such other address as to which the Payee shall give written notice to the Borrower, in lawful money of the United States of America and in immediately available funds, the aggregate principal amount of One Hundred and Fifty Thousand Dollars ($150,000) on [maturity date - three years subsequent] (the "Maturity Date"), and to pay interest thereon from the date hereof, quarterly on the 15th day of September, December, March and June of each year (each, an "Interest Payment Date") at the rate of % per annum [three-month LIBOR + 3% on the issue date] for the first Interest Period and, for subsequent Interest Periods, at the prevailing London Interbank offered rate ("LIBOR") for three month loans in effect on the first day of such Interest Period, plus 3%. If any Interest Payment Date would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next succeeding day that is a Business Day. Interest payable on each Interest Payment Date will include interest accrued from and including the first day of the Interest Period relating to such Interest Payment Date to and including the last day of such Interest Period. "Interest Period" shall mean the period beginning on and including the issue date of the Note and ending on and including the day preceding the first Interest Payment Date, and thereafter, each successive period beginning on and including each Interest Payment Date and ending on and including the day preceding the next succeeding Interest Payment Date. As used herein, "Business Day" is a day on which dealings in Euro-dollars are carried on in the London Interbank market and on which banks are open for domestic and foreign exchange business in London and New York City.

         Interest on this Note will be computed and paid on the basis of the actual number of days for which interest accrues in each Interest Period divided by the actual number of days in the relevant year.

         The Borrower may prepay this Note in whole or in part at any time without premium or penalty.

         Only the following events shall constitute an event of default under this Note (an "Event of Default"):

         (i) Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due, or commences a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking for itself any liquidation, arrangement, composition, reorganization, readjustment or similar relief under any present or future statute, law or regulation pertaining to insolvency or creditors' rights or files any answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or similar official for itself or all or any substantial part of its properties;

         (ii) If within 60 days after the commencement of any proceeding against Borrower seeking any liquidation, arrangement, composition, reorganization, readjustment or similar relief under any present or future statute, law or regulation pertaining to insolvency or creditors' rights, such proceeding is not dismissed, or if within 60 days after the appointment without the consent or acquiescence of Borrower or any trustee, receiver, liquidator or similar official for Borrower or of all or any substantial part of its properties, such appointment is not vacated;

         (iii) Borrower shall fail to pay any interest or other amount due under this Note in accordance with the terms hereof within ten (10) days after such payment is due;

         (iv) Borrower closes the New Store (as defined in the Loan Agreement) which was funded with the proceeds from this Note or ceases to operate the New Store in accordance with the plans and specifications approved by the Payee pursuant to the Loan Agreement; or

         (v) Payee and its subsidiaries and affiliates (the "Klaussner Group") cease to be the principal suppliers of upholstered furniture to Jennifer Convertibles, Inc. and its subsidiaries and affiliates (the "Jennifer Group") and, for this purpose, the Klaussner Group shall be the principal suppliers of the Jennifer Group so long as at least 50% by dollar volume of the Jennifer Group's purchases of upholstered furniture is from the Klaussner Group, as reasonably determined from time to time by the Payee.

         Upon the occurrence of any Event of Default, Payee, may, by written notice to Borrower, at Payee's option, declare the entire unpaid principal amount of this Note, together with accrued interest thereon, to be due and payable, whereupon the same shall forthwith mature and become due and payable, and Payee shall have such other remedies as Payee may have at law, equity or otherwise. Interest shall continue to accrue as hereinabove provided until the principal amount has been paid in full.

         All parties liable for the payment of this Note, whether principals, sureties, guarantors, endorsers, and other parties, hereby waive presentment, demand, protest, notice of protest, demand, nonpayment, dishonor, and acceleration of maturity of this Note, and agree that the time for payment hereof may be extended from time to time and that any collateral which may secure the payment hereof may be released from time to time, all without notice to them and without affecting their liability hereon in any manner whatsoever.

         If the holder engages an attorney to enforce any term or provision of this Note or the Loan Agreement, the undersigned agrees to pay the reasonable attorney's fees of the holder hereof, in addition to all other sums owed hereon.

         This Note shall be governed by and construed in accordance with the internal laws of the State of North Carolina applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Borrower and Payee agree that any legal action or proceeding with respect to this Note shall be subject to the jurisdiction of both the state and federal courts in North Carolina and, for that purpose, Borrower hereby submits to the jurisdiction of the state and federal courts in North Carolina and agrees to accept service of process in any legal action or proceeding by registered or certified mail, postage prepaid, addressed to Borrower. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by law. Borrower waives any objection to venue in any state or federal court in North Carolina based on the grounds of forum non conveniens. Borrower waives trial by jury in any such action or proceeding.


                                            [BORROWER]


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT B

                             UNCONDITIONAL GUARANTY



                  THIS UNCONDITIONAL GUARANTY, dated as of _____________ (the "Guaranty") is given by Jennifer Convertibles, Inc. (the "Guarantor") and extended to and in favor of Klaussner Furniture Industries, Inc.
("Lender") for the benefit of Jennifer ________________ (the "Debtor").

                  WHEREAS, the Debtor is a wholly owned subsidiary of Guarantor; and

                  WHEREAS, simultaneously with the execution and delivery of this Guaranty, Lender has made a loan in the principal amount of $150,000 (the "Loan") to Debtor as evidenced by a Promissory Note dated ___________ (the "Note") executed by Debtor in favor of Lender; and

                  WHEREAS,  without  this  Guaranty,   Lender  would  have  been
unwilling to make the Loan to the Debtor; and

                  WHEREAS, because of the benefit to Guarantor from the Loan, Guarantor has agreed to guarantee to Lender the obligations of the Debtor to Lender under the Note.

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor, Guarantor agrees as follows:

                  1. Guarantor absolutely and unconditionally guarantees the payment when due, upon maturity, acceleration or otherwise, of any and all indebtedness of the Debtor to the Lender under the Note and all renewals and extensions thereof (the "Indebtedness"). If the Indebtedness becomes due and payable, Guarantor absolutely and unconditionally promises to pay such Indebtedness to the Lender, or order, on demand, in lawful money of the United States. Guarantor further agrees to pay any and all reasonable expenses which may be incurred or paid by Lender in collecting any and all of the Indebtedness and/or enforcing its rights under this Guaranty or the Note, including all reasonable attorneys' fees, which expenses shall be deemed part of the Indebtedness. This Guaranty (and any security interest securing this Guaranty) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of the Indebtedness is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of Debtor or otherwise.

                  2.  Guarantor  absolutely and  unconditionally  guarantees the payment of the Indebtedness, and unconditionally promises to pay the Indebtedness to the Lender, or order, on demand, in lawful money of the United States, whether or not then due or payable by the Debtor, upon the dissolution, insolvency, or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against the Debtor or the appointment of a receiver for, or the attachment, restraint of, or making or levying of any order of court or legal process affecting, a substantial portion of the property of the Debtor.

                  3. The liability of Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Indebtedness of the Debtor, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected or impaired by any direction of application of payment by the Debtor or by any other party, any other continuing or other guaranty or undertaking of Guarantor or of any other party as to the Indebtedness, any payment on or in reduction of any such other guaranty or undertaking, or any payment made to the Lender on the Indebtedness which the Lender repays to the Debtor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceedings.

                  4. The obligations of Guarantor hereunder are independent of the obligations of the Debtor, and a separate action may be brought and prosecuted against Guarantor, whether or not action is brought against the Debtor and whether or not the Debtor is joined in any such action against Guarantor.

                  5. Guarantor agrees that the Lender may, without notice or demand (except as shall be required by applicable statue and cannot be waived) and without affecting or impairing Guarantor's liability hereunder, from time to time to (a) renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including an increase or decrease of the rate of interest thereon, (b) take and hold security for the payment of this Guaranty or the Indebtedness and exchange, enforce, waive, and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine, and (d) release or substitute any one or more endorsers, guarantors, borrowers, or other obligors.

                  6. It is not necessary for the Lender to inquire into the capacity or powers of the Debtor or the officers, directors, partners, or agents acting or purporting to act on its behalf, and the Indebtedness having been made or created in reliance by the Lender upon the professed exercise of such powers shall be guaranteed hereunder.

                  7. Guarantor waives any right to require the Lender to (a) proceed against the Debtor or any other party, (b) proceed against or exhaust any security held from the Debtor, or (c) pursue any other remedy in the Lender's power whatsoever. Guarantor expressly waives any right conferred upon Guarantor under N.C. Gen. Stat. ss. 26-7, ET SEQ. Guarantor waives any defense based on or arising out of any defense of the Debtor other than payment in full of the Indebtedness, including without limitation any defense based on or arising out of the unenforceability of the Indebtedness, or any part thereof, from any cause, the impairment of any collateral held as security for this Guaranty or the cessation of the liability of the Debtor from any cause other than payment in full of the Indebtedness. The Lender may, at its election, foreclose on any security held by the Lender by one or more judicial or nonjudicial sales or exercise any other right or remedy the Lender may have against the Debtor, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Indebtedness has been paid in full. Guarantor waives any defense arising out of any such election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against the Debtor or any security.

Guarantor shall have no right of subrogation, reimbursement, contribution, exoneration or indemnity whatsoever against the Debtor and waives any right to enforce any remedy which the Lender now has or may hereafter have against the Debtor, and waives any benefit of, and any right to participate in any security now or hereafter held by the Lender. This waiver is expressly intended to prevent the existence of any claim (as defined in the Bankruptcy Code) in respect of such rights by Guarantor against the estate of the Debtor and to prevent Guarantor from being a creditor of the Debtor due to such rights. Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Indebtedness. Guarantor agrees that it has sole responsibility for obtaining such information concerning the Debtor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

                  8. This Guaranty and the liability and obligations of Guarantor hereunder are binding upon Guarantor and its successors, transferees and assigns, and inures to the benefit of and is enforceable by the Lender and its successors, transferees, and assigns.

                  9. No right or power of the Lender hereunder shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Lender.

                  10. THIS GUARANTY SHALL BE DEEMED TO BE MADE UNDER AND SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE TERMS AND PROVISIONS HEREOF MAY NOT BE WAIVED, ALTERED, MODIFIED, OR AMENDED EXCEPT IN WRITING DULY SIGNED BY AN OFFICER OF THE LENDER AND BY GUARANTOR. THIS GUARANTY CONSTITUTES THE ENTIRE AGREEMENT OF GUARANTOR WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND THERE ARE NO OTHER AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, WITH RESPECT THERETO. GUARANTOR AND THE LENDER AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY SHALL BE SUBJECT TO THE JURISDICTION OF BOTH THE STATE AND FEDERAL COURTS IN NORTH CAROLINA. FOR THAT PURPOSE GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN NORTH CAROLINA. GUARANTOR
FURTHER AGREES TO ACCEPT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, ADDRESSED TO GUARANTOR. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. GUARANTOR WAIVES ANY OBJECTION TO VENUE IN ANY STATE OR FEDERAL COURT IN NORTH CAROLINA BASED ON THE GROUNDS OF FORUM NON CONVENIENS. GUARANTOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE LENDER SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN NORTH CAROLINA, BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF

THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. GUARANTOR WAIVES TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                  11. If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of the State of North Carolina, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                  12. This Guaranty may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date first above written.


                                 JENNIFER CONVERTIBLES,  INC.


                                 By:      ______________________________

                                 Title:   ______________________________


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